Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Teri Miller 954 308-8216 terilmiller@spherion.com

Media Contact:	Patricia Johnson 954 308-7661 patriciacjohnson@spherion.com

SPHERION COMBINES TECHNOLOGY AND PROFESSIONAL RECRUITING BUSINESSES

FORT LAUDERDALE, Fla., October 28, 2003 — Spherion Corporation (NYSE: SFN) today announced the appointment of Eric Archer as president of its newly formed professional services organization. Spherion is combining its Technology Services Group and Professional Recruiting Group under one umbrella organization. The combined organization will provide staffing and recruiting services through a single branch network that specializes in placing professionals in several disciplines including information technology, accounting and finance and legal.

Spherion president and chief operating officer Roy Krause commented, “A key goal of this combination is to provide an integrated approach to professional staffing that will benefit both clients and candidates. Spherion will have greater reach through an expanded network of offices and expects to leverage the business models and natural synergies that exist between the two groups to increase sales and profitability. This latest strategic decision is part of the Company’s plan to build a stronger organization that competes as an integrated company to drive profitable growth and superior client service.”

Archer has more than 20 years of recruitment experience, most recently serving as president of Spherion Professional Recruiting Group. In that role, Archer was responsible for managing the operations, profitability and strategic direction of the business unit. Prior to joining Spherion in 1998, Archer was the managing director of Norrell Financial Staffing. Archer also founded and managed Accounting Resources, Inc., a leading accounting staffing company in the New England region. Archer will continue to report directly to Roy Krause.

“Eric has a proven track record of sales and operations management. Under his leadership, Spherion’s Professional Recruiting Group has achieved six consecutive quarters of sequential revenue growth during a challenging economic environment. He has the leadership and expertise required to extend his success to this now larger business unit to drive improved operating results and create greater opportunities for employees in the combined businesses,” Krause concluded.

As part of the realignment, Wayne Mincey, president of Spherion Technology Services Group, will be leaving the Company.

About Spherion

Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North and Central America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. To learn more, visit www.spherion.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other - government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.